Exhibit 1.01

Orbital ATK, Inc.

Conflict Minerals Report

for the Year Ended December 31, 2016

Explanatory Note

This report (the “Report”) of Orbital ATK Inc. (the “Company”, “we”, “us” or “our”), for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934.  The rule imposes certain disclosure obligations on Securities Exchange Commission (“SEC”) registrants whose manufactured products contain conflict minerals that are necessary to the functionality or production of such products.  “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”) and are not solely from scrap or recycled sources, the registrant must conduct due diligence on the source and chain of custody of such conflict minerals.  The registrant must submit a Conflict Minerals Report to the SEC that includes a description of those due diligence measures.  The efforts described below were undertaken on the products manufactured by the Company in 2016.

Company and Product Overview

I.                                        Introduction

Orbital ATK, Inc. is an aerospace and defense company that operates in the United States and internationally.  The Company designs, builds and delivers space, defense and aviation systems to customers around the world both as a prime contractor and as a merchant supplier. Its main products include launch vehicles and related propulsion systems; missile products, subsystems and defense electronics; precision weapons, armament systems and ammunition; satellites and associated space components and services; and advanced aerospace structures.

Certain Company products (“Covered Products”) contain materials and components that use tin, tantalum, tungsten and/or gold (“3TG”).  Due to the depth of our supply chain, we are far removed from the sources of ore from which these metals are produced and the smelters/refiners that process those ores; consequently, the efforts undertaken to identify the countries of origin of those ores reflect our circumstances and position in the supply chain.  The amount of information available globally on the traceability and sourcing of these ores is limited at this time, and this situation is not unique to us.  We have taken steps to identify the applicable smelters and refiners of such 3TG metals in our supply chain; however, we believe that the smelters and refiners of the 3TG metals contained in the Covered Products are best situated to identify the sources and countries of origin of the 3TG metals they use.  We rely on our suppliers to provide us with information on the origin of any conflict minerals contained in components and materials supplied to us.

II.                                   Product Description

The products subject to the requirements of this report are launch vehicles, missile interceptors and targets, solid rocket motors, aerospace structures, precision weapons, defense electronic systems, missile products, small-, medium- and large-caliber ammunition, satellites and spacecraft components.

III.                              Reasonable Country of Origin Inquiry

The Company’s overall compliance program included conducting a reasonable country of origin inquiry (“RCOI”) as required by the SEC and related processes for surveying our supply chain to ascertain the origin of the 3TG in our products.  In furtherance of the RCOI process, suppliers for the Company were asked to provide answers to the Electronic Industry Citizenship Coalition-Global e-Sustainability Initiative (“EICC-GeSI”) Conflict Minerals Common Reporting Template.  The EICC-GeSI Conflict Minerals Common Reporting Template is regarded as the most common reporting tool for conflict minerals content and sourcing information worldwide, developed by several of the world’s leading consumer electronics companies.

Upon receipt of templates, we reviewed questionnaires received for completeness and consistency of answers.  Suppliers were required to provide corrections and clarifications where needed.  We identified a list of smelters and refiners that potentially supplied 3TG used in our manufactured products and the countries of origin of such smelters and refiners. As many of our suppliers reported smelters and refiners at the company level rather than with respect to the specific products sold to us, it is possible that the consolidated list includes smelters and/or refiners that do not provide 3TG used in our manufactured products.

We believe our RCOI process was reasonably designed and performed in good faith, but there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

IV.                               Design of Due Diligence Framework

We designed our due diligence framework to conform in all material respects with the Organisation for Economic Cooperation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas” and accompanying Supplements.

V.                                    Due Diligence Measures Performed by Orbital ATK

Due diligence measures performed included, but are not limited to, the following:

•                  Maintaining a multi-disciplinary internal team to implement our due diligence measures.  Our Conflict Minerals project team is headed by our Supply Chain Council, consisting of supply chain leadership, and includes other members of our supply chain, engineering, finance and legal departments.

•                  Maintaining a database which was internally developed to store our supply chain Conflict Minerals records, including all returned templates.

•                  Reporting to management on the status of our compliance processes.

•                  Communicating our policy on Conflict Minerals to direct suppliers.

•                  Using a third party service, comparing smelters and refiners identified by suppliers to the Conflict Free Smelter Initiative (“CFSI”) lists of validated conflict free and verified facilities and to other similar audit programs that have mutual-recognition with the CFSI: the London

Bullion Metal Association’s (“LBMA”) Good Delivery List and the Responsible Jewellery Council (“RJC”) Chain-of-Custody Certification.  The third-party service also compared the identified processing facilities against its own smelter and refinery database to help determine if an identified entity was in fact a refiner or smelter, whether an entity was exclusively a recycler, other data regarding the entity, and mine country of origin information.

•                  Publicly reporting the results of our due diligence through our Form SD and Conflict Minerals Report filed with the SEC and available on our website.

VI.                               Product Determination

We received inconclusive data from our direct suppliers and material source information is still developing.  Therefore, we are unable to make a definitive determination about the source of the tin, tungsten, tantalum or gold in our products.  At the same time, we received no information from our direct suppliers indicating that the tin, tantalum, tungsten or gold in our Covered Products directly or indirectly financed or benefitted armed groups in the DRC or adjoining countries.  We are unable to definitively link the identified smelters/refiners to only those products/materials in our supply chain; therefore our list of smelters and refiners likely contains more processing facilities than are actually in our supply chain.  In addition, some suppliers disclosed to us that scrap/recycled sources of 3TG were identified in their supply chains and did not require due diligence.

VII.                          Reporting of Facilities

We identified the following facilities as having processed conflict minerals that may be in our supply chain.  Where designated as “CFSI Audited”, the particular smelter or refiner has achieved a Conflict Free designation by the CFSI or an audit program with which CFSI has mutual recognition (LBMA or RJC).

CFSI Audited Gold Refineries

Abington Reldan Metals, LLC
Advanced Chemical Company
Aida Chemical Industries Co., Ltd.
Al Etihad Gold
Allgemeine Gold-und Silberscheideanstalt A.G.
Almalyk Mining and Metallurgical Complex (AMMC)
AngloGold Ashanti
Argor-Heraeus SA
Asahi Pretec Corporation
Asahi Refining Canada Limited
Asahi Refining USA Inc.
Asaka Riken Co., Ltd.
AU Traders and Refiners
Aurubis AG
Bangalore Refinery
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Boliden AB
C. Hafner GmbH + Co. KG
CCR Refinery - Glencore Canada Corporation

Cendres + Métaux SA
Chimet S.p.A.
Daejin Indus Co., Ltd.
Daye Non-Ferrous Metals Mining Ltd.
DODUCO GmbH
Dowa
DSC (Do Sung Corporation)
Eco-System Recycling Co., Ltd.
Emirates Gold DMCC
Geib Refining Corporation
Gold Refinery of Zijin Mining Group Co., Ltd
Great Wall Precious Metals Co., Ltd. of CBPM
Heimerle + Meule GmbH
Heraeus Metals Hong Kong Ltd
Heraeus Precious Metals GmbH & Co. KG
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Ishifuku Metal Industry Co., Ltd.
Istanbul Gold Refinery
Italpreziosi S.p.A.
Japan Mint
Jiangxi Copper Company Limited
JSC Ekaterinburg Non-Ferrous Metal Processing Plant
JSC Uralelectromed
JX Nippon Mining & Metals Co., Ltd.
Kazzinc
Kennecott Utah Copper LLC
KGHM Polska Miedź Spółka Akcyjna
Kojima Chemicals Co., Ltd.
Korea Zinc Co., Ltd.
Kyrgyzaltyn JSC
LS-NIKKO Copper Inc.
Marsam Metals
Materion
Matsuda Sangyo Co., Ltd.
Metalor Technologies (Hong Kong) Ltd.
Metalor Technologies (Singapore) Pte., Ltd.
Metalor Technologies (Suzhou) Co Ltd
Metalor Technologies SA
Metalor USA Refining Corporation
METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V
Mitsubishi Materials Corporation
Mitsui Mining and Smelting Co., Ltd.
MMTC-PAMP India Pvt., Ltd.
Modeltech Sdn Bhd
Moscow Special Alloys Processing Plant
Nadir Metal Rafineri San. Ve Tic. A.Ş.

Navoi Mining and Metallurgical Combinat
Nihon Material Co., Ltd.
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Ohura Precious Metal Industry Co., Ltd.
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
OJSC Novosibirsk Refinery
PAMP S.A.
Prioksky Plant of Non-Ferrous Metals
PT Aneka Tambang (Persero) Tbk
PX Precinox SA
Rand Refinery (Pty) Ltd.
Remondis Argentia B.V.
Republic Metals Corporation
Royal Canadian Mint
SAAMP
SAFINA A.S.
Samduck Precious Metals
SAXONIA Edelmetalle GmbH
Schone Edelmetaal B.V.
SEMPSA Joyería Platería SA
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Sichuan Tianze Precious Metals Co., Ltd.
Singway Technology Co., Ltd.
SOE Shyolkovsky Factory of Secondary Precious Metals
Solar Applied Materials Technology Corp.
Sumitomo Metal Mining Co., Ltd.
Sungeel Hitech Co., Ltd.
T.C.A S.p.A
Tanaka Kikinzoku Kogyo K.K.
The Refinery of Shandong Gold Mining Co., Ltd.
Tokuriki Honten Co., Ltd.
Tony Goetz NV
Torecom
Umicore Brasil Ltda.
Umicore Precious Metals Thailand
Umicore SA Business Unit Precious Metals Refining
United Precious Metal Refining, Inc.
Valcambi SA
Western Australian Mint trading as The Perth Mint
WIELAND Edelmetalle GmbH
Yamamoto Precious Metal Co., Ltd.
Yokohama Metal Co., Ltd.
Zhongyuan Gold Smelter of Zhongjin Gold Corporation

Gold Refineries Not CFSI Audited

Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Caridad
Changcheng Gold & Silver Refining Factory
China Gold International Resources Corp. Ltd
Chugai Mining
Degussa Sonne / Mond Goldhandel GmbH
Fidelity Printers and Refiners Ltd.
Gannon & Scott
Gansu Seemine Material Hi-Tech Co Ltd
Guangdong Jinding Gold Limited
Gujarat Gold Centre
Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Hangzhou Fuchunjiang Smelting Co., Ltd.
Henan Yuguang Gold & Lead Co., Ltd.
HOMESTAKE MINING COMPANY
Hunan Chenzhou Mining Co., Ltd.
HwaSeong CJ Co. Ltd
Jinlong Copper Co., Ltd.
Kaloti Precious Metals
L’azurde Company For Jewelry
L’Orfebre S.A.
Lingbao Gold Company Ltd.
Lingbao Jinyuan Mining Co., Ltd.
Lingbao Jinyuan Tonghui Refinery Co. Ltd.
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Morris and Watson
Morris and Watson Gold Coast
Pease & Curren
Penglai Penggang Gold Industry Co Ltd
Philippine Associated Smelting and Refining Corporation
Sabin Metal Corp.
Sai Refinery
SAMWON METALS Corp.
Shandong Tiancheng Biological Gold Industrial Co., Ltd.
So Accurate Group, Inc.
Sudan Gold Refinery
TongLing Nonferrous Metals Group Holdings Co., Ltd.
Universal Precious Metals Refining Zambia
Yunnan Copper Industry Co Ltd

CFSI Audited Tantalum Smelters

Changsha South Tantalum Niobium Co., Ltd.
Conghua Tantalum and Niobium Smeltry
D Block Metals, LLC
Duoluoshan
Exotech Inc.
F&X Electro-Materials Ltd.
FIR Metals & Resource Ltd.
Global Advanced Metals Aizu
Global Advanced Metals Boyertown
Guangdong Zhiyuan New Material Co., Ltd.
H.C. Starck Co., Ltd.
H.C. Starck Hermsdorf GmbH
H.C. Starck Inc.
H.C. Starck Ltd.
H.C. Starck Smelting GmbH & Co. KG
H.C. Starck Tantalum and Niobium GmbH
Hengyang King Xing Lifeng New Materials Co., Ltd.
Hi-Temp Specialty Metals, Inc.
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Jiangxi Tuohong New Raw Material
JiuJiang JinXin Nonferrous Metals Co., Ltd.
Jiujiang Nonferrous Metals Smelting Company Limited
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
KEMET Blue Metals
Kemet Blue Powder
King-Tan Tantalum Industry Ltd.
LSM Brasil S.A.
Metallurgical Products India Pvt., Ltd.
Mitsui Mining and Smelting Co., Ltd.
Molycorp Silmet AS
Ningxia Orient Tantalum Industry Co., Ltd.
Power Resources Ltd.
QuantumClean
Resind Indústria e Comércio Ltda.
RFH Tantalum Smeltry Co., Ltd.
Solikamsk Magnesium Works OAO
Taki Chemical Co., Ltd.
Telex Metals
Ulba Metallurgical Plant JSC
XinXing Haorong Electronic Material Co., Ltd.
Zhuzhou Cemented Carbide Group Co., Ltd.

Tantalum Smelters Not CFSI Audited

Tranzact, Inc.

CFSI Audited Tin Smelters

Alpha
Chenzhou Yunxiang Mining and Metallurgy Company Limited
China Tin Group Co., Ltd.
Cooperativa Metalurgica de Rondônia Ltda.
CV Ayi Jaya
CV Dua Sekawan
CV Gita Pesona
CV Serumpun Sebalai
CV Tiga Sekawan
CV United Smelting
CV Venus Inti Perkasa
Dowa
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Elmet S.L.U.
EM Vinto
Fenix Metals
Gejiu Fengming Metallurgy Chemical Plant
Gejiu Jinye Mineral Company
Gejiu Kai Meng Industry and Trade LLC
Gejiu Non-Ferrous Metal Processing Co., Ltd.
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Guanyang Guida Nonferrous Metal Smelting Plant
HuiChang Hill Tin Industry Co., Ltd.
Huichang Jinshunda Tin Co. Ltd
Jiangxi Ketai Advanced Material Co., Ltd.
Magnu’s Minerais Metais e Ligas Ltda.
Malaysia Smelting Corporation (MSC)
Melt Metais e Ligas S.A.
Metallic Resources, Inc.
Metallo-Chimique N.V.
Mineração Taboca S.A.
Minsur
Mitsubishi Materials Corporation
Nankang Nanshan Tin Co., Ltd.
O.M. Manufacturing (Thailand) Co., Ltd.
O.M. Manufacturing Philippines, Inc.
Operaciones Metalurgical S.A.
PT Aries Kencana Sejahtera

PT Artha Cipta Langgeng
PT ATD Makmur Mandiri Jaya
PT Babel Inti Perkasa
PT Bangka Prima Tin
PT Bangka Tin Industry
PT Belitung Industri Sejahtera
PT Bukit Timah
PT DS Jaya Abadi
PT Eunindo Usaha Mandiri
PT Inti Stania Prima
PT Karimun Mining
PT Kijang Jaya Mandiri
PT Lautan Harmonis Sejahtera
PT Menara Cipta Mulia
PT Mitra Stania Prima
PT O.M. Indonesia
PT Panca Mega Persada
PT Prima Timah Utama
PT Refined Bangka Tin
PT Sariwiguna Binasentosa
PT Stanindo Inti Perkasa
PT Sukses Inti Makmur
PT Sumber Jaya Indah
PT Timah (Persero) Tbk Kundur
PT Timah (Persero) Tbk Mentok
PT Tinindo Inter Nusa
PT Tommy Utama
Rui Da Hung
Soft Metais Ltda.
Thaisarco
VQB Mineral and Trading Group JSC
White Solder Metalurgia e Mineração Ltda.
Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.
Yunnan Tin Company Limited

Tin Smelters Not CFSI Audited

5NPLUS
An Thai Minerals Company Limited
An Vinh Joint Stock Mineral Processing Company
Aoki Laboratories Ltd.
CNMC (Guangxi) PGMA Co. Ltd.
Estanho de Rondônia S.A.
Gejiu Zili Mining And Metallurgy Co., Ltd.
Jean Goldschmidt International SA

Nghe Tinh Non-Ferrous Metals Joint Stock Company
PT Cipta Persada Mulia
PT Justindo
PT Tirus Putra Mandiri
Shangrao Xuri Smelting Factory
Tuyen Quang Non-Ferrous Metals Joint Stock Company
Yuntinic Chemical GmbH

CFSI Audited Tungsten Smelters

A.L.M.T. Corp.
Asia Tungsten Products Vietnam Ltd.
Chenzhou Diamond Tungsten Products Co., Ltd.
Chongyi Zhangyuan Tungsten Co., Ltd.
Fujian Jinxin Tungsten Co., Ltd.
Ganzhou Huaxing Tungsten Products Co., Ltd.
Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Ganzhou Seadragon W & Mo Co., Ltd.
Global Tungsten & Powders Corp.
Guangdong Xianglu Tungsten Co., Ltd.
H.C. Starck Tungsten GmbH
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Hunan Chunchang Nonferrous Metals Co., Ltd.
Hydrometallurg, JSC
Japan New Metals Co., Ltd.
Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Jiangxi Gan Bei Tungsten Co., Ltd.
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.
Jiangxi Yaosheng Tungsten Co., Ltd.
Kennametal Fallon
Kennametal Huntsville
Malipo Haiyu Tungsten Co., Ltd.
Moliren Ltd
Niagara Refining LLC
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Philippine Chuangxin Industrial Co., Inc.
South-East Nonferrous Metal Company Limited of Hengyang City
Tejing (Vietnam) Tungsten Co., Ltd.
Unecha Refractory Metals Plant
Vietnam Youngsun Tungsten Industry Co., Ltd.

Wolfram Bergbau und Hütten AG
Woltech Korea Co., Ltd.
Xiamen Tungsten (H.C.) Co., Ltd.
Xiamen Tungsten Co., Ltd.
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Xinhai Rendan Shaoguan Tungsten Co., Ltd.

Tungsten Smelters Not CFSI Audited

ACL Metais Eireli
Exotech Inc.
Ganzhou Haichuang Tungsten Industry Co., Ltd.
Ganzhou Yatai Tungsten Co., Ltd.
Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
TaeguTec Ltd.

Country of Origin Information

Based on the data collected and reviewed, the countries of origin of the 3TG in our products may include:

Angola, Burundi, Central African Republic, Republic of the Congo, Democratic Republic of the Congo, Rwanda, South Sudan, Uganda, Zambia, Tanzania, Argentina, Armenia, Australia, Austria, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, Finland, Germany, Ghana, Guinea, Guyana, India, Indonesia, Ireland, Ivory Coast, Japan, Jersey, Kazakhstan, Kenya, Republic of Korea, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, New Zealand, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Saudi Arabia, Sierra Leone, Slovakia, South Africa, Spain, Suriname, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Turkey, United Kingdom, United States, Uzbekistan, Vietnam, Zimbabwe.